Exhibit 10.51

KADMON HOLDINGS, LLC

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of July 7, 2016, by and between KADMON HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and KADMON I, LLC, a Delaware limited liability company and holder of a majority of the Class A units of membership interest of the Company (“Kadmon I”), acting for the benefit and on behalf of itself and the other Members (as defined below) of the Company and other parties having third-party beneficiary rights hereunder.  Certain capitalized terms used herein and not otherwise defined have the meaning given to them in Section 11 hereof.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Operating Agreement, the Company has agreed to provide customary “piggyback” registration rights to the Members following the occurrence of an initial public offering, subject to the terms and conditions set forth herein.

WHEREAS, pursuant to the terms of certain warrants issued on June 17, 2013 (the “2013 Warrants”) to GoldenTree 2004 Trust, New Mexico Educational Retirement Board, Macquarie Bank Limited and SPCP Group LLC (the “2013 Warrantholders”) in connection with that certain Second Amended and Restated Credit Agreement, dated June 17, 2013, by and among Kadmon Pharmaceuticals, LLC (“Kadmon Pharmaceuticals”), the Company, Macquarie US Trading LLC and the lenders party thereto from time to time, the Company has agreed that, if a Public Offering (as defined in the 2013 Warrants) has been consummated, it shall grant customary piggyback registration rights to the 2013 Warrantholders on substantially the same terms as those granted to the Company’s members pursuant to the Operating Agreement;

WHEREAS, pursuant to the terms of certain warrants issued on August 28, 2015 (the “2015 Warrants”) to Perceptive Credit Opportunities Fund, LP, PCOF Partners Capital Fund, LP and GoldenTree Credit Opportunities, LP, (the “2015 Warrantholders”) in connection with that certain Credit Agreement, dated as of August 28, 2015, among Kadmon Pharmaceuticals, the guarantors party thereto and Perceptive Credit Opportunities Fund, LP, PCOF Partners Capital Fund, LP, and GoldenTree Credit Opportunities, LP (“GoldenTree”), as the lenders, the Company has agreed that, if a Public Offering (as defined in the 2015 Warrants) has been consummated, it shall grant customary piggyback registration rights to the 2013 Warrantholders on substantially the same terms as those granted to the Members pursuant to the Operating Agreement (the 2015 Warrantholders, together with the Members and the 2013 Warrantholders, the “Investors”);

WHEREAS, the Company is party to a Registration Rights Agreement, dated as of August 28, 2015 (the “PIK Notes Registration Rights Agreement”), by and among the Company and the holders from time to time of $114,760,000 aggregate original principal amount of 13.0% Second-Line Convertible PIK Notes (“PIK Notes”) issued by the Company’s wholly owned subsidiary, Kadmon Pharmaceuticals, with respect to the registration for resale of the Conversion Units (as defined in the PIK Notes Registration Rights Agreement) issuable upon conversion of the PIK Notes;

WHEREAS, the Company is a party to an Exchange Agreement, dated as of June 8, 2016 (the “Exchange Agreement”), by and among the Company and the lenders named in the Third Amended and Restated Convertible Credit Agreement dated as of August 28, 2015, as amended, pursuant to which the Company will enter into a registration rights agreement with such lenders immediately prior to the closing of the Initial Public Offering (as defined below) with respect to the registration for resale of the shares of Common Stock issuable to such lenders (the “Preferred Stock Investors”) pursuant to the transactions contemplated by the Exchange Agreement (such registration rights agreement, the “Convertible Preferred Registration Rights Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                                      PIGGY-BACK REGISTRATION.

(a)                                 Following an Initial Public Offering, whenever the Company proposes to effect a registration (including any Demand Registration (as defined under the Convertible Preferred Registration Rights Agreement)) of any of its Class A Units under the Securities Act (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-8, pursuant to a registration made on Form S-4, or any successor forms thereto then in effect) and the registration form to be used may be used for the registration of Registrable Securities, it will, at each such time, give notice to each Investor of its intention to do so at least 10 Business Days prior to the anticipated filing date of the Registration Statement relating to such registration, which notice  shall set forth the Investors’ rights under this Section 1(a) and the rights of the Holders of Other Registrable Securities and shall offer to such Investors and such Holders of Other Registrable Securities the opportunity to include in such Registration Statement the number of Registrable Securities and Other Registrable Securities as such Investors and Holders of Other Registrable Securities, respectively, may request (a “Piggyback Registration”).

(b)                                 Upon the written request of any Investor and Holder of Other Registrable Securities (which request shall specify the number of Registrable Securities and Other Registrable Securities (as the case may be) intended to be registered or disposed of by such Investor or Holder of Other Registrable Securities (as the case may be)) received within 5 Business Days after the delivery of the Company’s notice of registration, the Company shall, subject to the limitations set forth in this Agreement including Section 1(d), use its commercially reasonable efforts to include in such registration under the Securities Act all Registrable Securities and Other Registrable Securities which the Investors and Holders of Other Registrable Securities (such holders, the “Other Registering Holders”), respectively, have so requested to be registered or sold.

(c)                                  If the Piggyback Registration is an Underwritten Offering (i) relating to a Demand Registration, the lead Underwriter and any additional Underwriters in connection with such offering shall be selected by the Preferred Stock Investors in accordance with the provisions of the Convertible Preferred Registration Rights Agreement, (ii) relating to a demand registration requested pursuant to the PIK Notes Registration Rights Agreement, the lead Underwriter and any additional Underwriters in connection with such offering shall be selected by holders of a majority of the registrable securities that are party to the PIK Notes Registration Rights Agreement, and (iii) relating to an offering for the account of the Company, the lead Underwriter and any additional Underwriters in connection with the offering shall be selected by the Company.

(d)                                 If a Piggyback Registration involves an Underwritten Offering and any of the lead Underwriters advises the Company that, in its view, the total number or dollar amount of securities requested to be included in the Registration Statement exceeds the number or dollar amount of securities that can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the “Maximum Offering Size”), the Company will include the securities in the registration, in the following order of priority, up to the Maximum Offering Size: (i) first, so much of the securities the Company proposes to sell as would not cause the offering to exceed the Maximum Offering Size, (ii) second, (x) all Registrable Securities requested to be included in such registration by any Investor pursuant to this Section 1 and (y) all Other Registrable Securities requested to be included in such registration by any Holder of Other Registrable Securities, in the case of (x) and (y) in aggregate, allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Investors and Holders of Other Registrable Securities on the basis of the relative number of Registrable Securities and Other Registrable Securities so requested to be included in such registration by each such Investor and each such Holder of Other Registrable Securities, and (iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine. All persons whose securities are included in the Piggyback Registration must sell their securities on the same terms and conditions as apply to the securities being sold by the Company.

(e)                                  Notwithstanding the foregoing, if the Piggyback Registration is an Underwritten Offering relating to a Demand Registration or a demand registration requested pursuant to the PIK Notes Registration Rights Agreement and any of the lead Underwriters advises the Company that, in its view, the total number or dollar amount of  securities requested to be included in the Registration Statement exceeds the Maximum Offering Size, then the Company will include the securities in the registration, in the following order of priority, up to the Maximum Offering Size: (i) first, all securities requested to be registered in such Demand Registration by the Preferred Stock Investors pursuant to the Convertible Preferred Registration Rights Agreement or in such demand registration by the holders of PIK Notes pursuant to the PIK Notes Registration Rights Agreement (as the case may be) allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Preferred Stock Investors or holders of PIK Notes (as applicable) on the basis of the relative number of securities so requested to be included in such registration by each such investor; (ii) second, all Other Registrable Securities requested to be included in such registration by any Other Registering Holders, pro rata among such Other Registering Holders on the basis of the relative number of Other Registrable Securities so requested to be included in such registration by each Other Registering Holder; and (iii) third, any securities proposed to be registered by the Company or for the account of any other third party. All persons whose securities are included in such Registration Statement must sell their securities on the same terms and conditions as apply to the securities being sold by the Preferred Stock Investors that initiated the Demand Registration or the holders of PIK Notes that initiated the demand registration pursuant to the PIK Notes Registration Rights Agreement.

(f)                                   If, at any time after giving notice of its intention to register any securities of the Company for the Company’s own account pursuant to Section 1(a) and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all the Investors and Other Registering Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities and Other Registrable Securities in connection with such registration.

2.                                      REGISTRATION PROCEDURES.  In connection with any registration contemplated hereunder, the Company shall as expeditiously as possible:

(a)                                 Use its commercially reasonable efforts to prepare and file with the SEC a registration statement on the appropriate form and use its commercially reasonable efforts to cause the registration to become effective as promptly as possible but in no event more than 60 calendar days after filing with the SEC or 15 calendar days if the Company receives an indication of “no review” by the SEC.  At least five Business Days before filing a registration statement or prospectus or any amendments or supplements thereto that covers Registrable Securities pursuant to Section 1 hereof, the Company will furnish to counsel to the Investors selling Registrable Securities in such offering (each, a “Selling Investor”, and collectively, the “Selling Investors”) copies of all documents proposed to be filed for such counsel’s review and approval, which approval shall not be unreasonably withheld or delayed;

(b)                                 Notify immediately each Selling Investor of any stop order threatened or issued by the SEC and take all actions reasonably required to prevent the entry of a stop order or if entered to have it rescinded or otherwise removed;

(c)                                  Use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement necessary to keep the Registration Statement effective for 180 days or such shorter period as may be required to sell all Registrable Securities covered by the registration statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration statement during each period in accordance with the Selling Investors’ intended methods of disposition as set forth in the Registration Statement;

(d)                                 Furnish to each Selling Investor a sufficient number of copies of the Registration Statement and such other documents as such Selling Investor may reasonably request to facilitate the disposition of its Registrable Securities;

(e)                                  Use its commercially reasonable efforts to register or qualify the Registrable Securities subject to registration under securities or blue sky laws of jurisdictions in the United States of America as any Selling Investor requests and will do any and all other acts and things that may be necessary or advisable to enable such Selling Investor to consummate the disposition of its Registrable Securities; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f)                                   Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by those governmental agencies or authorities necessary to enable each Selling Investor to consummate the disposition of its Registrable Securities;

(g)                                  Notify each Selling Investor, at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and will prepare a supplement or amendment to the prospectus or any such document incorporated therein by reference so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(h)                                 Use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange, with the same CUSIP, and with the same transfer agent, as similar securities issued by the Company are then listed;

(i)                                     Provide an institutional transfer agent and registrar and a CUSIP number for all Registrable Securities on or before the effective date of the Registration Statement;

(j)                                    Enter into such customary agreements (including an underwriting agreement in customary form) and use its commercially reasonable efforts to in connection with those agreements as the Selling Investors or the underwriters, if any, reasonably request to expedite or facilitate the disposition of such Registrable Securities;

(k)                                 Make available for inspection by any Selling Investor, any Underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent of any Selling Investor or Underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information reasonably requested by any Selling Investor, underwriter, attorney, accountant, or agent to exercise their due diligence responsibility in connection with the Registration Statement; provided that an appropriate confidentiality agreement is executed by any such Selling Investor, Underwriter, attorney, accountant or other agent;

(l)                                     Use its commercially reasonable efforts to ensure that any lock-up agreement requested of any Investor by the lead Underwriter(s) in connection with any Underwritten Offering has a term no longer than the shorter of (i) the lock-up term agreed to by the Company and (ii) the lock-up term agreed to by any officer or director of the Company or any other Investor;

(m)                             In connection with any Underwritten Offering, obtain a “comfort” letter from the Company’s independent public accountants in customary form and covering those matters customarily covered by “cold comfort” letters as the Selling Investors or the lead Underwriters request (and the letter shall be addressed to Selling Investors); and

(n)                                 Furnish, at the reasonable request of any Selling Investor, an opinion of counsel representing the Company for the purposes of the registration, in the form and substance customarily given to Underwriters in an underwritten public offering and satisfactory to counsel representing such Selling Investors, addressed to the Underwriters, if any, and to such Selling Investors.

3.                                      SUSPENSION PERIOD.

(a)                                 The Company may suspend the use of a prospectus that is part of a Registration Statement for up to 30 days (or such shorter period as the Company determines in good faith is necessary under the circumstances, with extensions beyond such shorter period up to the 30 day maximum as may be required after consultation with counsel) from the date of the Suspension Notice (as defined below) and therefore suspend sales of Registrable Securities and Other Registrable Securities available for sale pursuant to such Registration Statement (such period, the “Suspension Period”) by providing written notice to each Selling Investor and Other Registering Holder if the Company’s board of directors determines in its reasonable good faith judgment that such suspension is in the best interests of the Company in connection with any proposal or plan by the Company to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company. The Company may not utilize more than one Suspension Period in any 12-month period, except with the consent of holders of a majority in interest of the Selling Investors and Other Registering Holders.

(b)                                 In the case of an event that causes the Company to suspend the use of a Registration Statement as set forth in Section 3(a) above (a “Suspension Event”), the Company shall give a written notice to the Selling Investors and Other Registering Holders (a “Suspension Notice”) to suspend sales of the Registrable Securities and Other Registrable Securities and such notice shall state generally the basis for the notice (but shall not contain any material non-public information concerning the Company) and that such suspension shall continue only for so long as the Suspension Event is continuing. An Investor shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Investor agrees that such Investor shall treat as confidential the receipt of the Suspension Notice and shall not disclose the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Investor in breach of the terms of this Agreement. The Investors may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Investors and to the Investors’ counsel, if any, promptly following the conclusion of any Suspension Event; provided that the Company shall deliver the End of Suspension Notice within the Suspension Period.

4.                                      REGISTRATION EXPENSES. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding underwriting discounts and commissions) and other persons retained by the Company), and the reasonable fees of one counsel to the Selling Investors and Other Registering Holders as a group (selected by a majority-in-interest of the Selling Investors and Other Registering Holders) shall be borne by the Company (all such expenses being herein called “Registration Expenses”).

5.                                      INFORMATION.  From time to time, the Company may require each Selling Investor to furnish to the Company information regarding the distribution of the securities subject to registration.  Whenever any such Selling Investor has requested that Registrable Securities be registered pursuant to this Agreement, such Selling Investor shall notify the Company, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as to such Selling Investor as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading.

6.                                      MATERIAL CHANGE.  Each Selling Investor agrees that, upon receipt of any notice from the Company of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of material fact or omits to state any material fact necessary to make the statements therein not misleading, such Selling Investor will discontinue the distribution of Registrable Securities pursuant to any such prospectus until such Selling Investor receives copies of a supplemented or amended prospectus from the Company.  In addition, if the Company requests, the Selling Investor will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in its possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice.  Each Selling Investor agrees not to use any free writing prospectus unless consented to by the Company and (in the case of an Underwritten Offering) the lead Underwriter.

7.                                      INDEMNIFICATION.

(a)                                 To the full extent permitted by law, the Company agrees to indemnify each Selling Investor, its officers and directors, and each person who controls such Selling Investor (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses to which any of such persons may become subject under the Securities Act or the Exchange Act arising out of or resulting from (i) any untrue or allegedly untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to the action or inaction of the Company in connection with any registration, qualification or compliance, except to the extent the untrue statement or omission resulted from information that the Selling Investor furnished in writing to the Company specifically stating that it is for use in the preparation thereof; or (ii) any violation by the Company of any of the Securities Act or the Exchange Act or any applicable state securities laws, or any rules promulgated under any such acts or laws.  As to any person entitled to indemnity under this Section 7(a), such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such person.

(b)                                 Each Selling Investor will furnish to the Company in writing the information and affidavits that the Company reasonably requests for use in connection with any Registration Statement or prospectus and each such Selling Investor agrees to indemnify, to the fullest extent permitted by law, the Company, its directors and officers, and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against all losses, claims, damages, liabilities and expenses to which any of such persons may become subject under the Securities Act or the Exchange Act resulting from any untrue or allegedly untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or omission is contained in or omitted from any information or affidavit such Selling Investor furnished in writing to the Company through an instrument duly executed by such Selling Investor specifically stating that it is for use in the preparation of such Registration Statement, prospectus or preliminary prospectus; provided, however, that the obligations of any Selling Investor hereunder shall be limited to an amount equal to the proceeds received by such Selling Investor from the sale of securities pursuant to the applicable Registration Statement as contemplated herein.  As to any person entitled to indemnity under this Section 7(b), such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such person.

(c)                                  Any person entitled to indemnification under this Section 7 will (x) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (y) unless in the indemnifying party’s reasonable judgment a conflict of interest may exist between the indemnified and indemnifying parties with respect to the claim, permit the indemnifying party to assume the defense of the claim with counsel reasonably satisfactory to the indemnified party.  If the indemnifying party does not assume the defense, the indemnifying party will not be liable for any settlement made without its consent (but that consent may not be unreasonably withheld).  No indemnifying party will consent to entry of any judgment or will enter into any settlement that does not include as an unconditional term the claimant’s or plaintiffs release of the indemnified party from all liability concerning the claim or litigation.  An indemnifying party who is not entitled to or elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel.

(d)                                 In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (x) any Selling Investor exercising rights under this Agreement, or any controlling person of any such Selling Investor, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, or (y) contribution under the Securities Act may be required on the part of any such Selling

Investor or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, in each such case, the Company and such Selling Investor will contribute to the aggregate losses, claims, damages, liabilities and expenses that they may be subject to (after contribution to others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the actions that resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations; provided, however, that no Selling Investor will be required to contribute any amount in excess of the proceeds actually received by such Selling Investor pursuant to the Registration Statement.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact was made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the indemnifying party’s or the indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Agreement, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).  No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.                                      RULE 144 AND RULE 144A; COMPANY OBLIGATIONS.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and obligations adopted by the SEC thereunder, and it will take such further action as any Investor reasonably may request, all to the extent required from time to time, to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

9.                                      TERMINATION.  This Agreement shall terminate with respect to any Investor immediately after all of such Investor’s Registrable Securities are freely saleable under Rule 144 without any volume or other limitations.

10.                               SUCCESSOR ENTITY.  The Company shall not change its form of organization (i.e., to a corporation, partnership or other form of entity), or merge or consolidate into any other Person, unless such changed or successor entity agrees to be bound by this Agreement.

11.                               INTERPRETATION OF THIS AGREEMENT.

(a)                                 Terms Defined.  As used in this Agreement, the following terms have the respective meaning set forth below:

“2013 Warrantholders” has the meaning set forth in the recitals to this

Agreement.

“2013 Warrants” has the meaning set forth in the recitals to this Agreement.

“2015 Warrantholders” has the meaning set forth in the recitals to this Agreement.

“2015 Warrants” has the meaning set forth in the recitals to this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, provided, that any reference to “days” (unless Business Days are specified) shall mean calendar days.

“Class A Units” shall have the meaning specified in the Operating Agreement and shall include any equity interests into which any Class A Units shall have been converted or changed, any equity interests for which the Class A Units are exchanged and any equity interests resulting from any reclassification of any Class A Units in the Company (including, without limitation, as a result of the conversion of the Company into a Delaware corporation), in each case, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current distributions and liquidating distributions after the payment of distributions with respect to any equity interests in the Company entitled to preference.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holders of Other Registrable Securities” shall mean the holders of registration rights under the PIK Notes Registration Rights Agreement and the Convertible Preferred Registration Rights Agreement.

“including” is not limiting and means “including without limitation.”

“Initial Public Offering” shall mean the first public offering of Class A Units of the Company or any successor corporation of the Company, as applicable.

“Investor” has the meaning set forth in the recitals.

“Members” shall have the meaning specified in the Operating Agreement.

“Operating Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of the Kadmon Holdings, LLC dated as of June 27, 2014, among the Company and the members of the Company, as amended, restated, supplemented and otherwise modified from time to time in accordance with its terms.

“Other Registering Holders” has the meaning set forth in Section 1(b) above.

“Other Registrable Securities” means the securities registrable under the PIK Notes Registration Rights Agreement and the Convertible Preferred Registration Rights Agreement.

“Public Offering” means any sale or distribution to the public of Class A Units of the Company by each of the Company, any Investor, their respective designees or another holder of securities of the Company pursuant to an offering validly registered under the Securities Act.

“Registrable Securities” shall mean (i) any Class A Units purchased or acquired by the Members prior to the date of the Company’s Initial Public Offering, (ii) any Class A Units issuable upon exercise of the 2013 Warrants and the 2015 Warrants, and (iii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in the foregoing clauses (i) through (iii) by reason of any dividend, distribution or subdivision, combination, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction; provided that a Registrable Security shall cease to be a Registrable Security when it is registered under the Securities Act and disposed of in accordance with the Registration Statement covering it.

“Required Investors” shall mean Investors holding a majority of the Class A Units issued or issuable upon conversion of all Class A Units purchased by the Investors.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Investors” has the meaning set forth in Section 2(a) above.

“SEC” shall mean the Securities and Exchange Commission.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Registrable Securities and Other Registrable Securities as a principal in connection with a distribution of such Registrable Securities and Other Registrable Securities and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Public Offering in which an Underwriter, placement agent or other intermediary participates in the distribution of Registrable Securities.

(b)                                 Governing Law.  This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of New York, excluding choice-of-law principles of such state that would require the application of the laws of a jurisdiction other than such state.

(c)                                  Section Headings.  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

12.                               MISCELLANEOUS.

(a)                                 Notices.

(i)                                     All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

(A)                               if to any of the Investors, to such Investor at the address set forth on such Investors’ signature page, or at such other address as such Investor may have furnished the parties hereto in writing;

(B)                               if to any other Investor, to such Investor at the registered address of such Investor as set forth in the applicable register kept at the principal office of the Company; and

(C)                               if to the Company, to it at 450 East 29th Street, New York, NY 10016, Attention: Steven N. Gordon, Esq., Executive Vice President and General Counsel or at such other address as the Company may have furnished the parties hereto in writing.

(ii)                                  Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

(b)                                 Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investors pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced.  All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

(c)                                  Successors and Assigns.  The Agreement will inure to the benefit of, and be binding on, the parties hereto and their respective successors and permitted assigns.  The Investors may assign their rights and obligations hereunder to any transferee of their Registrable Securities (including any transferee by way of a distribution by an Investor to its shareholders, partners or members and the transferees of any such transferee) who enters into an agreement to be bound by the terms of this Agreement in the form of the Joinder Agreement attached hereto as Exhibit A.  By delivering an executed Joinder Agreement, such additional persons shall be deemed to be a party thereto and such Joinder Agreement shall be a part of this Agreement.

(d)                                 Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersede all prior understandings among such parties.  The Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Required Investors.  No waiver by any party of any of the provisions of the Agreement will be effective unless explicitly set forth in writing and executed by the party so waiving.  Except as provided in the preceding sentence, no action taken pursuant to the Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein.  The waiver by any party hereto of a breach of any provision of the Agreement will not operate or be construed as a waiver of any subsequent breach.

(e)                                  Severability.  In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

(f)                                   Third Parties.  This Agreement does not create any rights, claims or benefits inuring to any person that is not a party thereto nor create or establish any third party beneficiary thereto, except that all Investors and their respective transferees of Registrable Securities (including any transferee by way of a distribution by an Investor to its shareholders, partners or members and the transferees of any such transferee) shall be third party beneficiaries of all rights and obligations hereof.

(g)                                  Specific Performance.  Without limiting or waiving in any respect any rights or remedies of the parties hereto and third-party beneficiaries under the Agreement, each of the parties and each third-party beneficiary will be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of the Agreement.  The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any party to perform any of its obligations under this Agreement.  If any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

(h)                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

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IN WITNESS WHEREOF, this Registration Rights Agreement has been executed by the parties as of the date first above written.

KADMON HOLDINGS, LLC

By:	/s/ Harlan W. Waksal. MD
Name:	Harlan W. Waksal. MD
Title:	President & CEO

KADMON I, LLC,
on behalf of itself and the Investors

By:	/s/ Steve Gordon
Name:	Steve Gordon
Title:	Managing Member

EXHIBIT A

JOINDER AGREEMENT

By executing this JOINDER AGREEMENT, the undersigned hereby agrees to become a party to the Registration Rights Agreement dated as of July 7, 2016 by and among Kadmon Holdings, LLC, a Delaware limited liability company (the “Company”), and Kadmon I, LLC, acting for the benefit and on behalf of itself and the other Members of the Company and other parties having third-party beneficiary rights expressly provided thereunder, and that he/she/it will have all the rights and obligations of an Investor provided under such Registration Rights Agreement.

Dated:

[NAME]

By:
Name:
Title:

Address:

Email:

Facsimile No.: